COLLATERAL PLEDGE AND SECURITY AGREEMENT


          This   COLLATERAL   PLEDGE  AND  SECURITY   AGREEMENT   (this  "Pledge
Agreement") is made and entered into as of May 24, 1999 by KMC Telecom Financing, Inc., a Delaware corporation (the "Pledgor"), having its principal office at 1545 Route 206, Suite 300, Bedminster, New Jersey 07921, in favor of THE CHASE MANHATTAN BANK, a New York banking corporation, having an office at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697, in its capacity as trustee (the "Trustee") for the registered holders from time to time (the "Holders") of the Notes (as defined herein), issued by KMC (as defined below) under the Indenture referred to below. Capitalized terms used and not defined in this Pledge Agreement have the meanings set forth or referred to in the Indenture.

                               W I T N E S S E T H

          WHEREAS, KMC TELECOM HOLDINGS, INC., a Delaware corporation ("KMC"), and the Trustee have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which KMC is issuing on the date hereof $275,000,000 in aggregate principal amount of 13 1/2% Senior Notes due 2009 (the "Notes");

          WHEREAS, the Pledgor is a wholly owned subsidiary of KMC;

          WHEREAS, KMC has agreed, pursuant to the Indenture, to cause the Pledgor to (i) purchase or cause the purchase of the Pledged Security Entitlements (as defined herein) in an amount that will be sufficient upon receipt of scheduled interest and principal payments in respect thereof to provide for the payment of the first six scheduled interest payments due on the Notes (including any additional interest that may be payable if the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective in a timely manner as provided in the Indenture) and (ii) place such Pledged Security Entitlements (or cause them to be placed) in the Pledged Account (as defined herein), in each case held by the Trustee for the benefit of Holders of the Notes; provided that the Pledged Security Entitlements may be purchased by Morgan Stanley & Co. Incorporated ("Morgan Stanley") on behalf of the Pledgor;

          WHEREAS, the Pledgor is the beneficial owner of (i) the United States Treasury securities and/or security entitlements identified by CUSIP number in
Schedule I hereto and (ii) $18,929,583.74 delivered to the Trustee on the date hereof for deposit into the Pledged Account (as defined herein) and to be used

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                                       2

by the Trustee on the date hereof for the purchase of the United States Treasury securities and/or security entitlements identified by CUSIP number in Schedule II hereto (collectively, the "Pledged Security Entitlements");

          WHEREAS, the Pledgor has opened a trust account (the "Pledged Account") with The Chase Manhattan Bank at its office at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697, Account No. C 28947, in the name of "The Chase Manhattan Bank, as Trustee for the benefit of the holders of the 13 1/2% Senior Notes Due 2009 of KMC Telecom Holdings, Inc. Collateral Pledge Account";

          WHEREAS, to secure the obligations of KMC under the Indenture and the Notes to pay in full each of the first six scheduled interest payments on the Notes and to secure repayment of the principal, premium (if any) and interest on the Notes in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full (collectively, the "Obligations"), KMC has agreed to cause the Pledgor (i) to pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Collateral (as defined herein) and (ii) to execute and deliver this Pledge Agreement in order to secure the payment and performance by KMC of all of the Obligations;

          WHEREAS, it is a condition precedent to the initial purchase of the Notes by the initial Holders thereof that the Pledgor shall have granted the security interest and made the pledge contemplated by this Pledge Agreement;

          WHEREAS, the Pledgor will derive substantial direct and indirect benefits from the transactions contemplated by the Indenture; and

          WHEREAS, unless otherwise defined herein or in the Indenture, terms used in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York ("UCC") are used herein as therein defined.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the initial Holders of the Notes to purchase the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

          SECTION 1. Pledge and Grant of Security Interest. The Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and hereby grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a continuing security interest

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                                       3

in and to all of the following, whether now owned or hereafter acquired by the Pledgor, wherever located and whether now or hereafter existing (hereinafter collectively referred to as the "Collateral"), whether characterized as investment property, general intangibles or otherwise:

                  (a) the Pledged Security Entitlements and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Pledged Security Entitlements;

                  (b) the Pledged Account, all securities, security entitlements and other financial assets from time to time carried in the Pledged Account, any and all securities accounts in which the Pledged Security Entitlements are carried, and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such securities, security entitlements or other financial assets;

                  (c)  all  securities,   securities   entitlements   and  other
         financial assets acquired by the Pledgor pursuant to Article Ten of the Indenture; and

                  (d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a), (b) and (c) of this Section 1) and, to the extent not otherwise included, all cash.

          SECTION 2. Security for Obligations; Limitation of Liability. (a) This Pledge Agreement and the grant of a security interest in the Collateral hereunder secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of (i) all the Obligations, whether for principal, interest, fees or otherwise, now or hereafter existing, under the Notes or the Indenture and (ii) all of the Pledgor's obligations under this Agreement (all such Obligations and all such obligations of the Pledgor being collectively, the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement and the grant of a security interest in the Collateral hereunder secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by KMC to the Trustee or the Holders under the Notes or the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving KMC.

          (b) The Pledgor, and by its acceptance of this Agreement, the Trustee and each Holder, hereby confirms that it is the intention of all such Persons that this Pledge Agreement and the Secured Obligations hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform

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                                       4


Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Secured Obligations of the Pledgor hereunder. To effectuate the foregoing intention, the Trustee, the Holders and the Pledgor hereby irrevocably agree that the Secured Obligations of the Pledgor under this Pledge Agreement at any time shall be limited to the maximum amount as will result in the Secured Obligations of the Pledgor under this Pledge Agreement not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding instituted by or against KMC or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          SECTION 3. Maintaining the Pledged Account. Until such time as this Pledge Agreement shall terminate in accordance with the provisions of Section
15.9 hereof:

                    (a) The Pledgor will maintain separately the Pledged Account with The Chase Manhattan Bank.

                    (b) It shall be a term and condition of the Pledged Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Pledged Account, and except as otherwise provided by the provisions of Section 5 and Section 15.9, that no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person from the Pledged Account.

          The Pledged Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

          SECTION 4. Delivery of Collateral. (a) All cash, certificates or instruments representing or evidencing the Pledged Security Entitlements or the Pledged Account shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral.

          (b) With respect to any Collateral that constitutes a security and is not represented or evidenced by a certificate or an instrument, the Pledgor shall cause the issuer thereof either (i) to register the Trustee as the

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registered  owner of such  security or (ii) to agree in writing with the Pledgor and the Trustee that such issuer will comply with instructions with respect to such security originated by the Trustee without further consent of the Pledgor, such agreement to be in form and substance satisfactory to the Trustee.

          (c) With respect to any Collateral that constitutes a security entitlement, the Pledgor shall cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Trustee as having such security entitlement against such securities intermediary or (ii) to agree in writing with the Pledgor and the Trustee that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which the Pledgor has a security entitlement) originated by the Trustee without further consent of the Pledgor, such agreement to be in form and substance satisfactory to the Trustee.

          (d) With respect to any Collateral that constitutes a securities account, the Pledgor will comply with subsection (c) of this Section 4 with respect to all security entitlements carried in such securities account.

          (e) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of the Pledged Security Entitlements, as provided in subsections (a) through (c) of this Section 4, the Trustee shall establish the Pledged Account on its books as a separate account segregated from all other custodial or collateral accounts at its office at 450 West 33rd Street, New York, New York 10001-2697, Attention: Capital Markets Fiduciary Services or at such other offices in the City of New York as the Trustee shall maintain as its principal corporate trust office. Upon transfer of the Pledged Security Entitlements to the Trustee, as confirmed to the Trustee by the Securities Intermediary, the Trustee shall make appropriate book entries indicating that the Pledged Security Entitlements have been credited to and are held in the Pledged Account. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property held by the Trustee pursuant to this Pledge Agreement shall be held in the Pledged Account subject (except as expressly provided in Sections 5(a), (b) and (c) hereof) to the exclusive dominion and control of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

          (f) All Collateral shall be retained in the Pledged Account pending disbursement pursuant to the terms hereof.

                  (g) Concurrently with the execution and delivery of this Pledge Agreement, the Trustee is delivering to the Pledgor and Morgan Stanley & Co. Incorporated, on behalf of itself and Credit Suisse First Boston Corporation, First Union Capital Markets Corp., CIBC World Markets Corp., BancBoston Robertson Stephens Inc. and Wasserstein Perella Securities, Inc. (the

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                                       6


"Initial Purchasers"), a duly executed Control Agreement ("Control Agreement"), in the form of Annex A hereto, of an officer of the Trustee, confirming the Trustee's establishment and separate maintenance of the Pledged Account, its receipt and holding of the Pledged Security Entitlements and the crediting of the Pledged Security Entitlements to the Pledged Account, all in accordance with this Pledge Agreement.

          (h) Within ten days of the execution and delivery of this Pledge Agreement, the Pledgor shall deliver to the Trustee acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date under the UCC, covering the Collateral described in this Pledge Agreement.

          (i) Promptly following the execution and delivery of this Pledge Agreement, the Trustee shall apply the cash on deposit in the Pledged Account, to the extent such cash is sufficient therefore, to the purchase of the United States Treasury securities and/or security entitlements listed on Schedule II hereto.

          SECTION 5. Disbursements. (a) Three Business Days prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor may, pursuant to written instructions given by the Pledgor to the Trustee (an "Issuer Order"), direct the Trustee to release from the Pledged Account and pay to the Holders of the Notes proceeds sufficient to provide for payment in full of such interest then due on the Notes. Upon receipt of an Issuer Order, the Trustee will release funds in an amount sufficient to provide for the payment of the interest on the Notes in accordance with such Issuer Order and the payment provisions of the Indenture to the Holders of the Notes from (and to the extent of) proceeds of the Pledged Security Entitlements in the Pledged Account. Nothing in this Section 5 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

          (b) If KMC makes any interest payment or portion of an interest payment for which the Collateral is security from a source of funds other than the Pledged Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment, direct the Trustee pursuant to an Issuer Order to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee") proceeds from the Pledged Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt by the Trustee of such Issuer Order and provided the Trustee has received such interest payment, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Pledged Account as soon as practicable.

          (c) At least three Business Days prior to the due date of each of the first six scheduled interest payments on the Notes, the Pledgor shall give the

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Trustee  notice (by Issuer  Order) as to whether such  interest  payment will be made pursuant to Section 5(a) or 5(b) above and the respective amounts of interest that will be paid from the Pledged Account and from Pledgor Funds. Any Pledgor Funds to be used to make any interest payment shall be delivered to the Trustee, in immediately available funds, prior to 10:00 a.m. (New York City time) on such interest payment date. If no such notice is given or such Pledgor Funds have not been so delivered, the Trustee will act pursuant to Section 5(a) above as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due from the Pledged Account.

          (d) The Trustee shall liquidate Collateral in the Pledged Account (pursuant to written instructions from the Pledgor) in order to make any scheduled payment of interest pursuant to the Notes, unless there are sufficient funds in the Pledged Account on such interest payment date.

          (e) Nothing contained in this Pledge Agreement shall (i) afford KMC or the Pledgor any right to issue entitlement orders with respect to any of the Pledged Security Entitlements or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any Pledged Security Entitlement or (ii) otherwise give rise to any rights of KMC or the Pledgor with respect to the Pledged Security Entitlements or any securities account in which any such security entitlement may be carried, other than the Pledgor's rights under this Pledge Agreement as the beneficial owner of Collateral pledged to and subject to the exclusive dominion and control (except as expressly provided in Sections 5(a) and (b) hereof) of the Trustee in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees, in such capacity, that the Trustee is an entitlement holder of the Pledged Security Entitlements solely as Trustee for the itself and Holders of the Notes and not as a securities intermediary.

          SECTION  6.   Representations  and  Warranties.   The  Pledgor  hereby
represents and warrants that:

                    (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the Certificate of Incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

                  (b)  No  consent  of  any  other   Person  and  no   approval,
         authorization,   order  of,  action  by  or  qualification   with,  any

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         governmental authority, regulatory body, agency or other third party is required (i) for the execution, delivery or performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the grant by the Pledgor of the security interest created hereby or (iii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement, except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Pledge Agreement.

                  (c) The Pledgor is the beneficial owner of the Collateral, free and clear of any Lien or claims of any Person (except for the security interests created by this Pledge Agreement). No financing statement or instrument similar in effect covering all or any part of the Pledgor's interest in the Collateral is on file in any public or recording office, other than the financing statements filed pursuant to this Pledge Agreement. The Pledgor has no trade names.

                  (d) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 12(d),
         Section 15.11 and Section 15.15 hereof may be limited by applicable law.

                  (e) Upon the transfer to the Trustee of the Pledged Security Entitlements, in accordance with Section 3 above, the pledge and grant of a security interest in the Collateral pursuant to this Pledge Agreement for the benefit of the Trustee and the Holders of the Notes will constitute a valid and perfected first-priority security interest in such Collateral, securing the payment of the Secured Obligations, enforceable as such against all creditors of the Pledgor (and any Persons purporting to purchase any of the Collateral from the Pledgor).

                  (f) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

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                                       9


                    (g) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

                    (h) No Event of Default (as defined below) exists.

          SECTION 7. Further Assurances. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or required by law, or that the Trustee may reasonably request, in order to perfect and protect the first priority of any pledge or security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will: (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Trustee hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Trustee; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Trustee may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

          (b) The Pledgor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) The Pledgor will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

          (d) The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor.

          SECTION 8. Covenants. (a) The Pledgor covenants and agrees with the Trustee and the Holders of the Notes that from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (x) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first six scheduled interest payments on the Notes:


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                                       10


                  (i) that (A) it will not  (and  will not  purport  to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, and (B) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interests granted under this Pledge Agreement); and

                  (ii) that it will not (A) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (B) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

          SECTION 9. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation:

                  (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above,

                  (c) to file any claims or take any action or institute any proceedings that the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral, and

                  (d) to pay or discharge taxes or Liens levied or placed upon the Collateral that the Pledgor has failed to pay or discharge in accordance herewith, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand;

provided, however, that the Trustee shall have no obligation to perform any of the foregoing actions. The Trustee's authority under this Section 9 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

          SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Trustee hereunder are solely to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for its own account, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment. The Trustee shall be entitled to all the rights, benefits, privileges and immunities accorded to it under the Indenture.

          SECTION 11. Indemnity. The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance as Trustee under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person. This indemnification shall survive the resignation or removal of the Trustee under the Indenture and the termination of this Pledge Agreement.

          SECTION 12. Remedies Upon Event of Default. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Pledge Agreement as an "Event of Default") shall have occurred and be continuing:

                  (a) The Trustee and the Holders of the Notes may exercise,  in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at any broker's board or at public or private sale, in one or more sales or lots, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                  (b) All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 13) in whole or in part by the Trustee for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                  (c) The Trustee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Pledged Account or any part thereof.

                  (d) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

          SECTION 13. Expenses. The Pledgor will, upon demand, pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, that the Trustee may incur in connection with (a) the review, negotiation and administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 14. Security Interest Absolute. The obligations of the Pledgor under this Pledge Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Pledge Agreement, irrespective of whether any action is brought against KMC or whether KMC is joined in any such action or actions. All rights of the Trustee and the Holders of the Notes and the security interest hereunder, and all obligations of the Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of the Indenture or Notes or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Indenture;

                  (c) any taking, exchange, release or non-perfection of any liens on any Collateral or any other collateral for all or any of the Secured Obligations;

                  (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other assets of the Pledgor;

                  (e)  any   change,   restructuring   or   termination  of  the
          corporate structure or existence of KMC or the Pledgor;

                  (h) to the extent permitted by applicable law, any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Pledge Agreement.

This Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Trustee or any Holder of a Note upon the insolvency, bankruptcy or reorganization of KMC or the Pledgor or otherwise, all as though such payment had not been made.

                  SECTION 15.  Miscellaneous Provisions.

                  Section 15.1. Notices. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                  if to the Pledgor:

                           KMC Telecom Financing, Inc.
                           1545 Route 206, Suite 300
                           Bedminster, New Jersey 07921
                           Attention: Chief Financial Officer
                           with a copy to:

                           KMC Telecom Holdings, Inc.
                           1545 Route 206, Suite 300
                           Bedminster, NJ 07921
                           Attention:  Chief Financial Officer

                           and a copy to:

                           Kelley Drye & Warren LLP
                           101 Park Ave.
                           New York, NY 10178
                           Attention:  Brian J. Calvey

                  if to the Trustee:

                           The Chase Manhattan Bank
                           450 West 33rd Street, 15th Floor
                           New York, New York 10001-2697
                           Attention: Capital Markets Fiduciary Services

                           with a copy to:

                           Pryor Cashman Sherman & Flynn, LLP
                           410 Park Avenue
                           New York, New York 10022
                           Attention: Eric M. Hellige

          All such notices and other communications shall, when mailed, delivered or telecopied, respectively, be effective when deposited in the mails, delivered or telecopied, respectively, addressed as aforesaid; provided, however, that notices and other communications to the Trustee shall be effective only upon receipt by the Trustee.

          Section 15.2. No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.


          Section 15.3. Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

          Section 15.4. Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 15.5. Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

          Section 15.6. Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

          Section 15.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if in writing, signed by the Trustee and made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 15.8. Interpretation of Agreement. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 15.9. Continuing Security Interest; Termination. (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Pledge Agreement, remain in full force and effect until the payment in full in cash of the Secured
Obligations. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

          (b) So long as no Event of Default shall have occurred and be continuing, this Pledge Agreement (other than Pledgor's obligations under Sections 11 and 13) shall terminate upon the earlier of (i) the payment in full in cash of the Secured Obligations and (ii) the payment in full in cash of the first six scheduled interest payments on all of the Notes. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture and take all actions that are necessary to release the security interest created by this Pledge Agreement in and to the Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Trustee, and shall be at the expense of the Pledgor.

          Section 15.10. Survival of Representations and Covenants. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.

          Section 15.11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

          Section 15.12. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          Section 15.13 Final Expression. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 15.14. Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

          Section 15.15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE OTHER THAN GENERAL OBLIGATIONS LAW ss. 5-1401), AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING: THE MATTERS IDENTIFIED IN 31 C.F.R. PART 357, 61 FED. REG. 43626 (AUG. 23, 1996), SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

          (b) THE PLEDGOR HAS APPOINTED CT CORPORATION SYSTEM AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT AND FOR ACTIONS BROUGHT UNDER U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK AND AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT.

          (c) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (d) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER OF NOTES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES ON THE OTHER HAND.

             [The remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                                            Pledgor:

                                            KMC TELECOM FINANCING, INC.


                                            By:   /s/ James D. Grenfell
                                                  ------------------------
                                            Name:  JAMES D. GRENFELL
                                            Title: EXECUTIVE VICE PRESIDENT,
                                                   CHIEF FINANCIAL OFFICER


                                            Trustee:

                                            THE CHASE MANHATTAN BANK,
                                            as Trustee


                                            By:   /s/ P. Kelly
                                                  ------------------------
                                            Name:
                                            Title:

The foregoing is agreed to this 24th day of May, 1999,


KMC TELECOM HOLDINGS, INC.


By:   /s/ James D. Grenfell
      ------------------------
Name:  JAMES D. GRENFELL
Title: EXECUTIVE VICE PRESIDENT,
       CHIEF FINANCIAL OFFICER

                                   SCHEDULE I

                               Pledged Securities


Security; Coupon; Maturity            CUSIP No.                 Amount (U.S.$)
--------------------------            ---------                 --------------

                                   SCHEDULE II

                               Pledged Securities


Security; Coupon; Maturity            CUSIP No.                 Amount (U.S.$)
--------------------------            ---------                 --------------

         ANNEX A

                                CONTROL AGREEMENT